UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 15, 2008
ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

39500 Orchard Hill Place, Suite 200
Novi, Michigan		48375

(Address of Principal Executive Offices)		(Zip Code)
(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Issuance of Senior Notes
On January 24, 2008, ITC Holdings Corp. will issue $385 million aggregate principal amount of its 6.050% Senior Notes due 2018 (the “Senior Notes”) in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended. The Senior Notes will be sold by ITC Holdings Corp. to Lehman Brothers Inc., Credit Suisse Securities (USA) LLC, and other initial purchasers pursuant to a Purchase Agreement (the “Purchase Agreement”) dated January 15, 2008, pursuant to which ITC Holdings Corp. agreed to sell the Senior Notes at the closing subject to satisfaction of customary terms and conditions specified in the Purchase Agreement. A copy of the Purchase Agreement is attached hereto as Exhibit 99.1.
The above description of the Purchase Agreement does not purport to be a complete statement of the parties’ rights and obligations under that agreement. The above description is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K, and which is incorporated herein by reference.
Item 7.01. REGULATION FD DISCLOSURE.
On January 15, 2008, ITC Holdings Corp. issued a press release announcing a private placement of its senior notes. On January 15, 2008, ITC Holdings Corp. issued a press release announcing the pricing of the private placement of its senior notes. These press releases are attached as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

99.1	Purchase Agreement, dated January 15, 2008, between ITC Holdings Corp. and Lehman Brothers Inc, Credit Suisse Securities (USA) LLC and the other initial purchasers named therein

99.2	ITC Holdings Corp. Press Release, dated January 15, 2008, announcing private placement of senior notes

99.3	ITC Holdings Corp. Press Release, dated January 15, 2008, announcing pricing of private placement of senior notes

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
By:	/s/ Daniel J. Oginsky
	Name:	Daniel J. Oginsky
	Title:	Vice President and General Counsel

January 17, 2008